Exhibit 99.03

NxOpinion, LLC
(a development stage limited liability company)
Unaudited Interim Consolidated Financial Statements
March 31, 2010 and 2009

NXOPINION, LLC
(a development stage limited liability company)
Consolidated Balance Sheet

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets
Cash	$508	$35,333
Accounts receivables — related parties	5,000	88,000

Total current assets	5,508	123,333

Property and equipment, net	1,652	3,380

Total assets	$7,160	$126,713

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,619,570	$1,588,208
Related party deferred revenue	207,416	207,416
Bank line of credit	250,000	250,000
Notes payable	725,140	724,731
Convertible notes payable, net of discount of $73,728 and $0	369,882	265,792
Warrant liability	385,624	234,035

Total current liabilities	3,557,632	3,270,182

Members’ deficit
Members’ contributions-net, 10,000,000 units authorized and outstanding	7,333,395	7,188,844
Members’ deficit accumulated during the development stage	(10,883,867)	(10,332,313)

Total members’ deficit	(3,550,472)	(3,143,469)

Total liabilities and members’ deficit	$7,160	$126,713

See accompanying notes to unaudited interim consolidated financial statements

NXOPINION, LLC
(a development stage limited liability company)
Consolidated Statement of Operations
(Unaudited)

			April 11, 2005
			(date of
	Three Months	Three Months	inception) to
	Ended	Ended	March 31,
	March 31, 2010	March 31, 2009	2010

Revenues
Contract fees	$—	$—	$133,000

Operating expenses
Cost of revenues	—	—	139,536
Product and content development	143,195	91,739	5,164,244
Selling, general and administrative	281,244	201,759	5,572,903

Total operating expenses	424,439	293,498	10,876,683

Operating loss	(424,439)	(293,498)	(10,743,683)

Other income (expense)
Unrealized gain on derivative revaluation	6,956	—	11,577
Interest and other income	—	—	294,980
Other expenses	—	—	(63,319)
Interest expense	(134,071)	(19,809)	(383,422)

Total other income (expense)	(127,115)	(19,809)	(140,184)

Net loss	$(551,554)	$(313,307)	$(10,883,867)

See accompanying notes to unaudited interim consolidated financial statements

NXOPINION, LLC
(a development stage limited liability company)
Consolidated Statement of Members’ Deficit
(Unaudited)

	Membership Interests			Total
	Units	Contributions	Deficit	(Deficiency)

Balances, April 11, 2005 (date of inception)	—	$—	$—	$—

Issuance of founder units for technology	9,600,000	—	—	—
Founder units assigned to director	290,000	—	—	—
Issuance of membership units at $2.50 to $3.25 per unit	1,156,000	3,350,000	—	3,350,000
Forfeiture of founder units-net	(1,046,000)	—	—	—
Net loss	—	—	(1,373,347)	(1,373,347)

Balances, December 31, 2005	10,000,000	$3,350,000	$(1,373,347)	$1,976,653

Issuance of membership units at $2.50 to $4.00 per unit	456,500	1,760,000	—	1,760,000
Repurchase of membership units at $2.50 per unit	(144,000)	(360,000)	—	(360,000)
Forfeiture of founder units-net	(312,500)	—	—	—
Net loss	—	—	(3,488,381)	(3,488,381)

Balances, December 31, 2006	10,000,000	$4,750,000	$(4,861,728)	$(111,728)

Issuance of membership units at $2.00 to $6.00 per unit	414,038	1,090,000	—	1,090,000
Forfeiture of founder units	(414,038)	—	—	—
Net loss	—	—	(2,451,762)	(2,451,762)

Balances, December 31, 2007	10,000,000	$5,840,000	$(7,313,490)	$(1,473,490)

Issuance of membership units at $2.00 to $3.25 per unit	658,154	1,159,000	—	1,159,000
Forfeiture of founder units	(658,154)	—	—	—
Net loss	—	—	(1,443,771)	(1,443,771)

Balances, December 31, 2008	10,000,000	$6,999,000	$(8,757,261)	$(1,758,261)

Issuance of membership units at $1.00 per unit	428,500	428,500	—	428,500
Classification of warrants as a liability	—	(238,656)	—	(238,656)
Forfeiture of founder units	(428,500)	—	—	—
Net loss			(1,575,052)	(1,575,052)

Balances, December 31, 2009	10,000,000	$7,188,844	$(10,332,313)	$(3,143,469)

Issuance of membership units at $1.00 per unit	125,000	125,000	—	125,000
Record beneficial conversion of convertible notes	—	89,048		89,048
Classification of warrants as a liability	—	(69,497)	—	(69,497)
Forfeiture of founder units	(125,000)	—	—	—
Net loss	—	—	(551,554)	(551,554)

Balances, March 31, 2010	10,000,000	$7,333,395	$(10,883,867)	$(3,550,472)

See accompanying notes to unaudited interim consolidated financial statements

NXOPINION, LLC
(a development stage limited liability company)
Consolidated Statement of Cash Flows
(Unaudited)

			April 11, 2005
	Three Months	Three Months	(date of
	Ended	Ended	inception) to
	March 31,	March 31,	March 31,
	2010	2009	2010
Operating activities
Net loss	$(551,554)	$(313,307)	$(10,883,867)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,728	2,102	40,394
Unrealized gain on derivative revaluation	(6,956)	—	(11,577)
Gain on debt cancellation	—	—	(262,088)
Note discount accretion	15,320	—	15,320
Beneficial conversion of convertible debt	89,048	—	89,048
Changes in:
Accounts receivable — related parties	83,000	—	(5,000)
Accounts payable and accrued expenses	31,363	284,289	2,429,225
Deferred revenue	—	—	207,416
Accrued interest	24,332	14,917	179,868

Net cash used by operating activities	(313,719)	(11,999)	(8,201,261)

Investing activities
Purchase of property and equipment	—	—	(42,047)

Net cash used in investing activities	—	—	(42,047)

Financing activities
Contributions from members	125,000	12,500	7,912,500
Repurchase of member units	—	—	(360,000)
Proceeds from issuance of debt	170,000	—	845,416
Repayment of debt	(16,106)	(1,201)	(154,100)

Net cash provided by financing activities	278,894	11,299	8,243,816

Net increase (decrease) in cash	(34,825)	(700)	508
Cash, beginning of period	35,333	883	—

Cash, end of period	$508	$183	$508

SUPPLEMENTAL CASH-FLOW INFORMATION
Cash paid for interest	$126	$37	$3,316
Transfers of liabilities from affiliate for costs incurred	$—	$—	$824,053
Derivative liability recorded for warrants	$158,544	$—	$397,200
See accompanying notes to unaudited interim consolidated financial statements

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
NOTE 1 — NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Nature of Operations
NxOpinion, LLC (Company) is a Nevada limited liability company organized April 11, 2005. The Company has developed a health knowledgebase and platform that uses mobile technology, personal computer and web interfaces to deliver a suite of innovative healthcare applications. The Company has commenced marketing its software solution in partnership with health and technology companies for use in a variety of settings worldwide, ranging from rural health systems to sophisticated urban hospital systems.
In August 2009 the Company organized a wholly-owned limited liability company, Robertson Technology Licensing, LLC to serve as a license contracting entity and to allocate revenues amongst collaborators or affiliates. The consolidated financial statements include the accounts of this subsidiary after elimination of intercompany transactions and accounts.
Development Stage Enterprise
The Company follows the presentation and disclosure requirements of the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) ASC 915, Accounting and Reporting by Development Stage Enterprises. Although principal operations of marketing and licensing software solutions commenced during the year ended December 31, 2009, the Company has not yet generated significant revenue.
Basis of Presentation
The financial statements have been prepared on the accrual basis, by management, in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. From Inception to March 31, 2010, the Company has incurred significant losses and negative cash flow from operations and has a deficit accumulated during the development stage of $10,883,867. The Company’s ability to emerge from the development stage and continue as a going concern is in doubt and is dependent upon obtaining additional financing and/or attaining a profitable level of operations. Management has plans to seek additional capital. These financial statements do not give effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.
The interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, certain information normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) has been omitted. The interim consolidated financial statements and notes thereto should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2009, from which the balance sheet data as of that date was derived.
In the opinion of management, the accompanying unaudited financial statements include all adjustments necessary for a fair presentation of the financial position of the Company at March 31, 2010, and its results of operations and cash flows for all periods presented.

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
Recent Accounting Pronouncements
In October 2009, the FASB issued ASU 2009-13, Revenue Recognition: Multiple-Deliverable Revenue Arrangements. This authoritative guidance revises the current accounting treatment to specifically address how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. This guidance is applicable to revenue arrangements entered into or materially modified during our first fiscal year that begins after June 15, 2010. The guidance may be applied either prospectively from the beginning of the fiscal year for new or materially modified arrangements or retrospectively. We are currently evaluating this authoritative guidance to determine any potential impact that it may have on our financial results.
In October 2009, the FASB issued ASU 2009-14, Software: Certain Revenue Arrangements That Include Software Elements. This authoritative guidance changes the accounting model for revenue arrangements that include both tangible products and software elements. Tangible products containing software components and non-software components that function together to deliver the tangible product’s essential functionality, are no longer within the scope of the software revenue guidance. This guidance is applicable to revenue arrangements entered into or materially modified during our first fiscal year that begins after June 15, 2010. The guidance may be applied either prospectively from the beginning of the fiscal year for new or materially modified arrangements or retrospectively. We do not expect the adoption to have a material impact on our financial results.
Income Taxes
The Company is organized as a limited liability company that is accounted for like a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, the Company’s earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
NOTE 2 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses include the following:

	March 31,	December 31,
	2010	2009
Payable to affiliate RRI for contract services (see Note 10)	$1,374,526	$1,258,691

Payable to related party	1,869	2,806

Accrued consulting fees payable to related party directors (see Note 10)	243,175	237,175

Other accounts payable	—	89,536

	$1,619,570	$1,588,208

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
NOTE 3 — NOTES PAYABLE
Notes payable consisted of the following:

	March 31,	December 31,
	2010	2009
Bank note payable due in monthly installments of $413, including interest of 3.97% with a maturity of July 2010. Note is secured by vehicle.	$—	$1,231

* Secured notes payable to related party advisors with interest ranging from 10% to 18% with no stated repayment term. Includes accrued interest of $130,627 and $118,976, respectively. See Note 10.	423,127	411,476

* Secured notes payable to members with interest ranging from 10% to 18% with no stated repayment term. Includes accrued interest of $18,565 and $16,272, respectively. See Note 10.	83,565	81,272

** Secured note payable with interest at 5% with no stated repayment term. Includes accrued interest of $2,544 and $4,496, respectively. See Note 10.	218,448	230,752

	$725,140	$724,731

*	Notes are secured by Company assets and the license granted to the Company by Vanahab Health Diagnostics, LLC.

**	Note is secured by Company assets.
All notes were considered current liabilities at March 31, 2010.
NOTE 4 — CONVERTIBLE NOTES
During 2009 the Company issued $250,000 of notes payable to two members of the Company. The notes accrue interest at 11% per annum, are due in April 2010 and are convertible with accrued interest into units of membership interest at $1.00 per unit. At March 31, 2010, accrued interest amounted to $22,573.

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
At March 31, 2010 the Company did not have sufficient membership interest authorized for conversion of the notes and agreed under terms of the related loan agreement to take actions to authorize additional membership interests. As management determined the exercise price was not in excess of fair market value, no additional liability for the conversion feature has been recorded.
Subsequent to March 31, 2010 in April 2010 a total of $200,000 of the notes and interest were noticed for conversion and the balance of $50,000 and related interest was not noticed and is now considered a debt obligation, now past due. See Note 10.
During the quarter ended March 31, 2010 the Company issued $170,000 of notes payable to two members of the Company. The notes accrue interest at 11% per annum, are due in June 2010 and are convertible with accrued interest into units of membership interest at $1.00 per unit (see Note 10). At March 31, 2010, accrued interest amounted to $1,037. The Company issued warrants exercisable on 170,000 units exercisable at $2.50 per unit until March 31, 2013. The fair value of the warrants of $89,048 was recorded as a liability due to insufficient member interest authorized and a beneficial conversion of $89,048 was recorded as a discount to the notes to be amortized over the term of the notes to June 30, 2010. The Company recorded $15,320 of noncash expense from amortization of this discount during the quarter ended March 31, 2010.
NOTE 5 — MEMBERSHIP EQUITY
The Company was organized under the laws for limited liability companies in the State of Nevada and has a perpetual term. The Company’s ownership is represented by one class of membership interests with units representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Income and losses are allocated to all members in proportion to units held. Members are not required to contribute additional capital, do not have preemptive rights and are subject to certain restrictions on transfer of their interests. The Company is managed by its Manager.
The authorized units consist of 10,000,000 units, all of which were issued at formation. JVR Technologies, LLC (“JVR”), a limited liability company controlled by the Company’s Manager, Dr. Joel Robertson, was issued 9,600,000 founder units at formation in consideration of intellectual property assets. Subsequent to formation through January 2010, JVR has forfeited units then sold by the Company to new members but is not required to do so and may not do so in the future. The net effect has been that new member investments diluted only JVR and not prior members. At March 31, 2010 a total of 10,000,000 units were issued and outstanding.
NOTE 6 — WARRANTS
In connection with the sale of certain membership interests for cash at $1.00 per unit during 2009 the Company granted the investors the right to purchase an additional unit at $1.00 per unit through December 31, 2014. A total of 416,000 warrants were issued during the year and subsequently in January 2010 the Company granted an additional 125,000 warrants for a total of 541,000 warrants (see Note 10). The Company does not have sufficient membership interests authorized for exercise of the warrants and agreed to take actions to authorize additional membership interests. The Company’s majority owner, JVR, has also guaranteed to make available personal membership interests for any exercise of the warrants after December 31, 2010 should additional interests not be available from the Company for exercise.

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
The Company determined in accordance with ASC 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity that insufficient member interests available for exercise of the warrants prevented the instruments from being indexed to the Company’s equity requiring liability treatment. The fair value of the warrants granted was determined using the Black-Scholes valuation model using the price of recent private sales of member’s equity, a calculated volatility rate of 65% based on the historical volatility of comparable companies from a representative industry peer group, risk free interest rates ranging from 1.99% to 2.73%, and a contractual life equal to the remaining term of the warrants expiring December 31, 2014.
The fair value of the 125,000 warrants issued in January 2010 was $69,497. The warrant fair value is adjusted each reporting period based on current assumptions, with the change in value recognized in earnings and reported as other income (expense). The warrant fair value at March 31, 2010 was $296,576 and the Company recorded a gain on revaluation of $6,956.
NOTE 7 — FAIR VALUE
ASC 820-10, “Fair Value Measurements and Disclosures” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. Financial instruments measured at fair value on a recurring basis as of December 31, 2009 are classified based on the valuation technique level in the table below:

Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
		Instruments	Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets:
None	$—	$—	$—	$—
Liabilities:
Warrant liability	$385,624	$—	$—	$385,624
As described in Note 6, the Company has warrants issued in 2009 and 2010 for which there are not sufficient members interest available for exercise. In accordance with ASC 815-40 Derivatives and Hedging: Contracts in Entity’s Own Equity the Company classified the fair value of each warrant at issuance as a liability. The Company used Level 3 inputs for its valuation methodology and the fair value was determined by using the Black-Scholes option pricing model based on various assumptions including significant unobservable inputs developed by management regarding peer company volatility and unit price.
The following table reconciles the warrant derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended March 31, 2010.

Balance at December 31, 2009	$234,035
Issuance of new warrant derivatives from sale of member units	69,497
Issuance of new warrant derivatives in connection with convertible notes	89,048
Adjustment to fair value included in other income	(6,956)

Balance at March 31, 2010	$385,624

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
NOTE 8 — RELATED PARTY TRANSACTIONS
Since its formation the Company has contracted with Robertson Research Institute (“RRI”), a nonprofit entity organized under Section 501(c)3 of the Internal Revenue Code, for software and content development and substantially all corporate operational services including personnel, occupancy and other vendor costs. These services are billed to the Company by RRI on a flow-through basis and at cost with certain personnel costs allocated based on percentage of time spent on Company efforts. During the three months ended March 31, 2010 and 2009 substantially all of the services of RRI personnel were charged to the Company by RRI including the services of the Company’s Manager, Dr. Joel Robertson who is also a Trustee of RRI.
During the three months ended March 31, 2010 and 2009 the Company incurred costs billed by RRI totaling $421,720 and $291,287 detailed as follows:

	Three Months Ended
	March 31,
	2010	2009

Personnel and benefits	289,927	199,177
Consulting and contract services	1,775	—
Travel and entertainment	8,539	27,747
Occupancy	27,453	28,513
Computer and software	7,242	11,072
Professional fees	67,706	6,987
Insurance	8,633	7,847
Interest	5,186	4,892
Other	5,259	5,052

	$421,720	$291,287

These amounts are included in the appropriate functional line items in the Company’s statement of operations. Amounts payable to RRI for such services at March 31, 2010 are listed in Note 2.
NOTE 9 — COLLABORATION WITH RELATED PARTY
In September 2009 the Company entered into a collaboration agreement for a hospital information system with Robertson Technology International, LLC (“RTI”), a related party. The collaboration includes the Company’s clinical decision support application. The Company received a $207,416 advance for collaboration work under the agreement. Since the advance is to be applied against future license fees from RRI system sales, the Company has deferred the revenue as a current liability.
NOTE 10 — SUBSEQUENT EVENTS
In April and May 2010 the Company obtained $75,000 from 11% bridge notes repaid with interest in June 2010.

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
On May 28, 2010 the Company entered into an Agreement and Plan of Recapitalization (“Agreement”) with ASI Technology Corporation (“ASIT”) a public company. The Agreement resulted in the Company’s members receiving 150,000,000 shares of common stock of ASIT (for 10,000,000 units) representing approximately 90% ownership of the post-merger shares outstanding in exchange for the business, assets and liabilities of the Company which effectively became a wholly-owned subsidiary of ASIT now named Robertson Health Services, Inc. (“RHS”). NxOpinion is effectively dissolved as a result of the Agreement. ASIT had 17,313,723 shares of common stock outstanding and options exercisable for 375,000 shares at exercise prices ranging from $0.20 to $0.45 per share.
The transaction between two operating companies is expected to be accounted for as a reverse acquisition and a recapitalization due to the percentage control of the new shareholders. The financial statements of the combined entity after the Agreement will reflect the historical results of NxOpinion (now RHS) before the Agreement and will not include the historical financial results of ASIT before the completion of the Agreement. Stockholders’ equity and loss per share of the combined entity after the Agreement will be retroactively restated to reflect the number of shares of common stock received by NxOpinion security holders pursuant to the Agreement, after giving effect to the par value of the capital stock of ASIT, with the offset to additional paid-in capital. As a result, the cost of the proposed Agreement is measured at net assets acquired of ASIT and no goodwill will be recognized.
In connection with the Agreement the holders of the $370,000 of convertible notes (Note 4), 541,000 unit warrants (Note 6) and 170,000 convertible debt warrants (Note 4) were issued equivalent replacement instruments on the same 15 for 1 ratio. The convertible notes and accrued interest are now convertible at $0.06667 per share, the unit warrants are now 8,115,000 warrants exercisable at $0.06667 per share and the convertible debt warrants are now 2,550,000 warrants exercisable at $0.16667 per share.
Also in connection with the Agreement debt was restructured as follows:
•	The Company obligation to RRI (Note 2) was reduced and discharged by $900,000.
•
Notes outstanding with five parties with a principal balance of $357,500 and accrued and unpaid interest of $149,192 at March 31, 2010 (Note 3), effectively demand notes, were exchanged for new notes at the same interest rates with a term of June 30, 2011 when all unpaid principal and interest shall be payable. The holders were issued warrants for shares of common stock of ASIT on an aggregate basis for 321,750 common shares exercisable at $0.16667 per share for three years as an inducement.

•
Past consulting fees owed to two management advisors for $243,175 (Note 2) were exchanged for notes with a 5% rate of interest and a term of June 30, 2011 when all unpaid principal and interest shall be payable. The holders were issued warrants on an aggregate of 218,865 common shares of ASIT stock exercisable at $0.16667 per share for three years as an inducement.

NxOpinion, LLC
(a development stage limited liability company)
Notes to Unaudited Interim Consolidated Financial Statements
March 31, 2010
•
The Company’s obligation on a $250,000 bank line of credit was assumed by ASIT with Dr. Robertson continuing to guarantee the note. Dr. Robertson was issued warrants on an aggregate of 225,000 common shares of ASIT stock exercisable at $0.1667 per share for three years as consideration for his continuing guarantee.

•
At closing the Company was obligated on notes and accounts payable to its legal counsel in the approximate aggregate amount of $350,000 (including the $218,448 secured note listed in Note 4). ASIT has agreed to enter into an installment payment agreement to pay outstanding notes and legal fees by December 31, 2010.

Subsequent to the transactions outlined in the Agreement:
•
ASIT entered into and became committed to a three-year employment agreement with Dr. Robertson who was appointed Chairman and CEO. The agreement provides for monthly base compensation of $20,000 per month with an increase to $25,000 per month if the Company achieves an increase in gross revenues of $1,000,000 or more above gross revenues achieved during a previous fiscal quarter. If the Company is profitable for the period from Closing to December 31, 2010 then Dr. Robertson will earn a bonus of $120,000. The Company may pay Dr. Robertson a separate bonus of up to $60,000 upon achievement of certain benchmarks. In addition, Dr. Robertson was granted 1,500,000 in immediately exercisable “penny” warrants (“restricted securities”) with a nominal exercise price. The Company has agreed to pay Dr. Robertson a grossed-up tax bonus on or before April 15, 2011 sufficient to pay the resulting tax liability of the warrants (estimated at $140,000) and has agreed to grant him stock options under the 2010 stock plan on at least 1,500,000 shares of common stock.

•	The Company issued 3,213,345 shares of ASIT common stock on the conversion of $200,000 principal and accrued interest of the convertible notes described above and in Note 4.
The Company announced its intention to obtain approval of a name change to “Robertson Global Health Solutions Corporation” and effect a 1 for 15 reverse stock split as soon as practical.